UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

Intelligentias, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, 6th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 632-4526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INTELLIGENTIAS, INC.

June 13, 2007

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

On June 13, 2007, we entered into a Note and Warrant Purchase Agreement with Vision Opportunity Master Fund, Ltd., a qualified institutional buyer and previous investor in the company. Pursuant to that Purchase Agreement, Vision purchased a $3,000,000 Senior Secured Promissory Note due on the earlier of June 13, 2008 or upon receipt of $6,000,000 in net proceeds from our next debt or equity financing. The Promissory Note bears interest at 12% per annum, is secured by our accounts receivable and other personal and fixed assets, may be prepaid at any time and contains customary events of default and remedies.

As part of the financing transaction, we also issued a Warrant to Vision Opportunity Master Fund to purchase 5,500,000 shares of our common stock, with an exercise price of $2.05 per share, for a period of seven years. The Warrant contains “full-ratchet” anti-dilution protection to Vision Opportunity Master Fund during the term of the Warrant, but excludes certain events such as issuances of stock in connection with mergers and acquisitions, strategic license agreements, stock option plans and a subsequent financing transaction.

The net proceeds from the financing, following the payment of offering-related expenses, will be used by us to complete the acquisition of Datakom GmbH, a lawful interception and network monitoring company based in Germany. We did not use a placement agent in this transaction.

Other. The securities sold in the financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing descriptions of each of the Note and Warrant Purchase Agreement, Senior Secured Promissory Note, Warrant to Purchase Common Stock and Security Agreement is qualified in its entirety by reference to the full text of such documents, a copy of each of which is attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.

On June 14, 2007, we issued a press release announcing the closing of the financing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement, dated as of June 13, 2007, by and between Intelligentias, Inc. and Vision Opportunity Master Fund, Ltd.

10.2	Senior Secured Promissory Note due June 13, 2008, dated June 13, 2007, by Intelligentias, Inc. to Vision Opportunity Master Fund, Ltd.

10.3	Warrant to Purchase Shares of Common Stock of Intelligentias, Inc. to Vision Opportunity Master Fund, Ltd.

10.4	Security Agreement, dated as of June 13, 2007, made by Intelligentias, Inc. in favor of Vision Opportunity Master Fund, Ltd.

99.1	Press Release issued by Intelligentias, Inc. on June 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTELLIGENTIAS, INC.

Date: June 13, 2007	By:	/s/ Ian Rice
Ian Rice
Chairman and Chief Executive Officer